Entrex provides update for interested parties

Boca Raton, Fla., September 17, 2021: Entrex (OTC: UNSS) today announces it has provided investors and interested parties an Entrex Minute which updates various initiatives including corporate, business and merger updates.

On behalf of Entrexs Board and Management we wanted to provide and update for shareholders and interested parties on our internal initiatives and the finalization of our merger - pending CE removal by OTC Markets, said Stephen
H. Watkins, CEO of Entrex and Entrex Carbon Market, a majority owned subsidiary of Entrex, Inc.

Watkins continues: The Entrex Carbon Market anticipates
the closing of its first COPRe or Carbon Offset Producing
Real Estate properties with the Environmental Land
Conservatory, LLC in October.   This transaction is
expected to be followed by a series of similar properties which are all expected to be transacted as 1031 tax deferred real estate transactions.

Paul D. Landrew,
Chairman of UNSS adds, As reflected, the company is current on all OTC Markets Filings and Disclosures.
OTC Markets continues its review of the UNSS file with positive progress noted. The anticipated removal of the CE will certainly allow the company to move forward at an accelerated pace towards building and scaling various
Entrex market places.

This months launch of our Entrex corporate website
(www.entrex.net) which supports our Entrex Carbon Market
(www.EntrexCarbonMarket.com), Entrex Florida Market
(www.EntrexFloridaMarket.com) and our Entrex Art Market
(www.EntrexArtMarket.com). Each website shares the vision and mission of each marketplace focus. We believe our marketing team has provided a clear and concise message for the various initiatives, Watkins continued.

Additional information can be seen and heard on our
update at this link:   Entrex 09-2021 Update or
http://tigrcub.entrex.us/entrex_Marketing_Videos.nsf
/player.xsp?documentId=99F0AF0329587031852587520073754C

About Entrex:

Entrex (OTC: UNSS) was founded in 2001 as a capital market system for entrepreneurial companies. The company establishes regulatory-compliant, niche capital market systems which support regulated market constituents in originating, structuring, placing, trading, settling and servicing securities of entrepreneurial companies. Working together with industry leaders, Entrex platforms allow investors to find, research, track, manage, and trade entrepreneurial securities by geography, sector or commodity.


Forward Looking Statements (continued)

These also include statements relating to the anticipated benefits of the announced transaction between the Company and Entrex. These statements include any statement that does not directly relate to ahistorical or current fact.
You can also identify these and other forward-looking statements by the use of such words as "may," "will,"
"should," "expects," "intends," "plans," "anticipates,"
"believes," "thinks," "estimates," "seeks," "predicts,"
"could," "projects," "potential" and other similar terms and phrases, including references to assumptions.

This press release includes statements of the Companys expectations, intentions, plans and beliefs that constitute" forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934 and are intended to come within the safe harbor protection provided by those sections.
statements, which involve risks and uncertainties, relate to the discussion of the Companys business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the anticipated benefits of the announced transaction between the Company and Entrex. These statements include any statement that does not directly relate to ahistorical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should,"
"expects," "intends," "plans," "anticipates,"
"believes," "thinks," "estimates," "seeks,"
"predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions.

These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Joint
Ventures ability to successfully pursue its business plan, the possibility that the Companys equity interest in the Joint Venture may be diluted as a result of capital raises by the Joint Venture, the possibility that Entrex may have the right to repurchase the previously contributed assets for nominal consideration, the Companys ability to develop and commercialize new technologies, the Companys history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption Risk Factors. When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

For further information
Stephen H. Watkins, CEO
Entrex, Inc.
(561) 465-7580 or 1-877-4-Entrex







Entrex, Inc.
150 East Palmetto Park, 8th Floor, Boca Raton, FL 33432 (561) 465-7580










































































Entrex Carbon Market
150 East Palmetto Park, 8th Floor, Boca Raton, FL 33432 ? (561) 465-7580